Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and the incorporation by reference in this Registration Statement on Form S-3 dated December 12, 2025 of our report dated March 31, 2025, relating to the consolidated financial statements of Wrap Technologies, Inc., as of and for the years ended December 31, 2024 and 2023, appearing in the Annual Report on Form 10-K of Wrap Technologies, Inc. filed with the Securities and Exchange Commission on March 31, 2025.

/s/ HTL International, LLC

Houston, Texas

December 12, 2025